Exhibit 10.22

COMPENSATION PAYMENT AGREEMENT

This Compensation Payment Agreement (the “Agreement”) is entered into by and among Bruce G. Wiles and Lowell G. Baron (each, a “Director” and together, the “Directors”), Hospitality Investors Trust, Inc., a Maryland corporation (the “Company”), and BSREP II Hospitality II Board LLC, a Delaware limited liability company (“BSREP II Hospitality Board”), to be effective as of March 31, 2017 (the “Effective Date”).

WITNESSETH

WHEREAS, Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (“BSREP II Hospitality REIT”), an affiliate of BSREP II Hospitality Board, has the right to nominate and elect two directors of the Company pursuant to Section 7.8 of the Securities Purchase, Voting and Standstill Agreement by and among the Company, American Reality Capital Hospitality Operating Partnership, L.P. and BSREP II Hospitality REIT (the “Purchase Agreement”) and to the Articles Supplementary (as defined in the Purchase Agreement);

WHEREAS, BSREP II Hospitality REIT has exercised its right under Section 7.8 of the Purchase Agreement to nominate and elect the Directors to be directors of the Company; and

WHEREAS, the Directors, the Company and BSREP II Hospitality Board agree that BSREP II Hospitality Board shall be entitled to receive any compensation (of any form, other than any restricted share units) that is payable by the Company in respect of the two directors (the “BSREP II Hospitality Board Directors”) of the Company that BSREP II Hospitality REIT is entitled to nominate and elect pursuant to the Purchase Agreement and to the Articles Supplementary (collectively, the “Compensation”), regardless of whether the BSREP II Hospitality Board Directors are the Directors, and that the Compensation shall be paid to BSREP II Hospitality Board;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Payment. From and after the Effective Date, the Company hereby agrees (a) to pay, convey or transfer any and all Compensation (whether in cash, restricted shares or otherwise) to BSREP II Hospitality Board and (b) not to pay, convey or transfer such Compensation to either Director or any other BSREP II Hospitality Board Director.

2.       Notice of Compensation. In the event that any Compensation will be in any form other than (i) cash or (ii) restricted shares of common stock of the Company, par value $0.01, the Company shall provide BSREP II Hospitality Board, within a reasonable time prior to the grant, issuance or distribution of such Compensation, notice thereof specifying the amount, form, grant or distribution date and other terms of such Compensation in reasonable detail.

3.       No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.       Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.       Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law of the State of New York or any other jurisdiction that would call for the application of the substantive law of any jurisdiction other than the State of New York.

6.       Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

7.       Tax Treatment. The parties hereto agree to treat the Compensation paid to BSREP II Hospitality Board pursuant to this Agreement as beneficially owned by BSREP II Hospitality Board for U.S. federal, state, local and other tax purposes, unless required otherwise by applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

HOSPITALITY INVESTORS TRUST, INC.

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer

DIRECTORS

/s/ Lowell G. Baron
Lowell G. Baron

/s/ Bruce G. Wiles
Bruce G. Wiles

BSREP II HOSPITALITY BOARD

BSREP II HOSPITALITY II BOARD LLC

BY:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Managing Partner

[Signature page to Compensation Payment Agreement]